Exhibit 24.2

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that Timothy Skidmore hereby constitutes and appoints each of Carl M. Casale and Lisa Zell his true and lawful attorney-in-fact and agent, with full power to each act without the other, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-1 under the Securities Act of 1933, as amended, and any and all amendments (including post-effective amendments) and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each such attorney-in-fact and agent, or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, this Power of Attorney has been signed on this 3rd day of September, 2013.

/s/ Timothy Skidmore
Name:	Timothy Skidmore
Title:	Executive Vice President and Chief Financial Officer